SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 30, 2005

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective September 1, 2005, Michael D. Jones, age 49, Vice President and Controller of Convergys Corporation (the “Company”) since July 2002, ceased to hold that position and assumed a new position as Senior Vice President of Finance of one of the Company’s business units. Mr. Jones has been with the Company since 1991 and has held a variety of positions within the Company and its subsidiaries.

(c) Effective September 1, 2005, the Board of Directors of the Company elected Timothy M. Wesolowski, age 47, to the position of Vice President and Controller. Mr. Wesolowski has been Vice President and Treasurer of the Company since April 2004. Prior to that, from 2002 through March 2004, Mr. Wesolowski was Director of Finance of the Fiberglass-Corposite Pipe Group of Ameron International. From 1995-2002, Mr. Wesolowski was with Valspar Corporation, a coatings company, in various capacities including Vice President, Treasurer. Mr. Wesolowski’s employment with the Company is at-will, and his salary, annual incentive plan bonus target, long-term incentive plan annual award and benefits are commensurate with other employees at his level and are subject to periodic review and adjustment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II
William H. Hawkins II
Senior Vice President, General Counsel and Secretary

Date: September 01, 2005